Exhibit 99.1

MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Connie Gemmer
(207) 774-2458, x 102
connie@bartongingold.com

PAETEC SUPPORTS APPROVAL OF FAIRPOINT COMMUNCATIONS PROPOSED ACQUISITION OF VERIZON’S WIRELINE OPERATIONS IN MAINE, NEW HAMPSHIRE AND VERMONT

CHARLOTTE, NC (September 24, 2007)– FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint”) today announced that PAETEC has filed its support of the approval of the proposed acquisition by FairPoint of Verizon’s wireline operations in Maine, New Hampshire and Vermont.  PAETEC is a provider of a comprehensive suite of IP, voice, data and Internet services, as well as enterprise communications management software, network security solutions, CPE and managed services.

PAETEC had petitioned the New Hampshire Public Utilities Commission to intervene in FairPoint and Verizon’s joint application seeking approval of the merger between FairPoint and Verizon’s operations in Maine, New Hampshire and Vermont.  However, PAETEC has now withdrawn as an intervenor and supports approval of the merger transaction.

PAETEC has stated that FairPoint has cooperated with PAETEC in resolving the parties’ differences; PAETEC is satisfied that FairPoint will continue to provide it with wholesale services in New Hampshire on at least as favorable terms to PAETEC as Verizon has been providing prior to the merger; and that PAETEC supports approval of the merger by the New Hampshire Public Utilities Commission.  Further, in stating that its participation in this proceeding is no longer necessary, it requested that all prefiled testimony in New Hampshire be withdrawn.

“PAETEC joins a growing list of telecommunications companies that have expressed their support for the acquisition and we will continue to seek settlements with other intervenors.  We remain confident that we will receive all necessary approvals for the transaction,” said Gene Johnson, chairman and CEO of FairPoint.

In January FairPoint submitted its application for approval of the acquisition of Verizon’s wireline operations in Maine, New Hampshire and Vermont. The petitions are currently being reviewed by the Public Utilities Commissions of Maine and New Hampshire, and the Public Service Board of Vermont, as well as by the Federal Communications Commission (FCC).

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol "FRP".

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements.  Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC  28202, Attention:  Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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